UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2006

HYDRIL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-31579	95-2777268
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Sam Houston Parkway East

Houston, Texas 77032-3411

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 449-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 15, 2006, Hydril Company (“Hydril”) entered into change in control agreements with each of Christopher Seaver, Charles Jones, Neil Russell, Charles Chauviere and Chris North, which agreements had been amended by the Board of Directors on November 8, 2006. The terms of all of the agreements are the same except as noted below. The agreements become effective on January 1, 2007 and continue in effect through January 1, 2009. These agreements will replace similar agreements with each of these officers which expire on December 31, 2006.

Under the agreements, if prior to such expiration of the agreement, the executive’s employment is terminated by Hydril without cause or by the executive for good reason after a change in control has occurred, the executive is entitled to:

•	payment of his full base salary through the date of termination at the rate in effect when notice of termination is given, plus all other amounts to which he is entitled under any compensation plan when such payments are due;

•	payment of a lump sum equal to the sum of 200% of his annual salary as in effect as of his termination date or immediately prior to the change in control, whichever is greater, plus 200% of his prior three years’ average annual bonuses; Christopher Seaver is entitled to payment of a lump sum equal to the sum of 290% of his annual salary in effect as of his termination date or immediately prior to the change in control, whichever is greater, plus 290% of his prior three years’ average annual bonuses;

•	payment of all legal fees and expenses incurred by him as a result of his termination, including fees and expenses incurred in contesting termination or in seeking to enforce any right or benefit provided by the agreement; and

•	provision of life, disability, accident and group health insurance benefits, for 24 months after his termination, substantially similar to those that he was receiving immediately prior to his termination; Christopher Seaver is entitled to provisions of life, disability, accident and group health insurance benefits, for 35 months after his termination, substantially similar to those that he was receiving immediately prior to his termination.

The agreements provide that for two years after a termination of employment that entitles the executive to the above benefits, the terminated officer shall not, directly or indirectly, disclose to others or use any of Hydril’s confidential information nor solicit, recruit or hire any of its employees.

The agreements also provide that if an executive becomes disabled following a change in control, the executive is entitled to continue to receive his base salary at the rate then in effect, together with all compensation payable under Hydril’s disability plan or program or other similar plan, until employment is terminated (extended absence from work due to disability is a basis for termination for cause).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HYDRIL COMPANY

Date: December 19, 2006	By:	/s/ Chris D. North
	Name:	Chris D. North
	Title:	Chief Financial Officer

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